UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 10, 2004

MCG CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-33377	54-1889518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Wilson Boulevard, Suite 3000

Arlington, VA 22209

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 247-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry	into a Material Definitive Agreement.

On September 10, 2004, MCG Capital Corporation entered into a $25.0 million senior secured revolving credit facility with Bayerische Hypo-Und Vereinsbank, A.G. The credit facility expires on September 10, 2005 and bears interest at LIBOR plus 2.00% or the prime rate plus 0.50%. The credit facility will be secured by a first priority security interest in our tangible and intangible assets subject to certain excluded collateral and certain permitted other liens. The credit facility contains customary terms and conditions, including, without limitation affirmative and negative covenants such as information reporting, minimum stockholders’ equity and a negative pledge. The credit facility also includes customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change of control, change of management and material adverse change. As of September 14, 2004, we have $25 million outstanding under the credit facility.

Item 9.01. Financial	Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
99.1	Revolving Credit and Security Agreement dated as of September 10, 2004 between MCG Capital Corporation and Bayerische Hypo-Und Vereinsbank, AG, New York Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2004	MCG CAPITAL CORPORATION

	By:	/s/ Bryan J. Mitchel
Bryan J. Mitchell Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revolving Credit and Security Agreement dated as of September 10, 2004 between MCG Capital Corporation and Bayerische Hypo-Und Vereinsbank, AG, New York Branch